                                 SCHEDULE 14A

                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                            1934 (Amendment No.    )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ X  ]  Preliminary Proxy Statement
[    ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-
        6(e)(2))
[    ]  Definitive Proxy Statement
[    ]  Definitive Additional Materials
[    ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S) 240.14a-12

- -------------------------------------------------------------------------------
                            Gencor Industries, Inc.
- -------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):
[ X ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
       or Item 22(a)(2) or Schedule 14A.
[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6i)(3).
[   ]  Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       1)  Title of each class of securities to which transaction applies:
           _____________________________________________________________________
       2)  Aggregate number of securities to which transaction applies:
           _____________________________________________________________________

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ____________________________________________________________________
       4)  Proposed maximum aggregate value of transaction:
           ____________________________________________________________________
       5)  Total fee paid:
           ____________________________________________________________________
[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:
          _______________________________________
       2) Form, Schedule or Registration Statement No.:
          _______________________________________
       3) Filing Party:
          _______________________________________
       4) Date Filed:
          _______________________________________

                            GENCOR INDUSTRIES, INC.



                            NOTICE OF ANNUAL MEETING
                   OF SHAREHOLDERS TO BE HELD AUGUST 14, 1996
                                      AND
                                PROXY STATEMENT

                            GENCOR INDUSTRIES, INC.
            5201 NORTH ORANGE BLOSSOM TRAIL ' ORLANDO, FLORIDA 32810

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD august 14.1996


TO THE SHAREHOLDERS OF GENCOR INDUSTRIES, INC.:

          Notice is hereby given that the Annual Meeting of Shareholders of Gencor Industries, Inc., a Delaware corporation (the "Company"), will be held at the Gencor Corporate Offices, 5201 North Orange Blossom Trail, Orlando, Florida, on August 14, 1996 at 9:00 A.M., local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

              1. To elect five Directors of the Company. Common Stock shareholders will elect one Director, and Class B Stock shareholders will elect four Directors.

              2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized Common Stock from 5,000,000 to 15,000,000 and the number of authorized Class B Stock from 3,000,000 to 6,000,000.

              3. To ratify the selection of Deloitte & Touche LLP, independent certified public accountants, as auditors for the Company for the year ending September 30, 1996.

              4. To transact such other business as may properly come before the meeting.

  Only shareholders of record at the close of business on July 1, 1996, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

The Company's Proxy Statement and proxy accompany this notice.

                                         By order of the Board of Directors,

                                         /s/ John E. Elliott
                                         -------------------------------------
                                         John E. Elliott
                                         Secretary

Orlando, Florida
Date: July __, 1996
Enclosures

                         ****YOUR VOTE IS IMPORTANT****


YOU ARE URGED TO DATE, SIGN, AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                            GENCOR INDUSTRIES, INC.
            5201 North Orange Blossom Trail ' Orlando, Florida 32810

                                PROXY STATEMENT
                                      for
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 14, 1996


          This Proxy Statement is furnished in connection with the Annual Meeting of Shareholders of Gencor Industries, Inc. (the "Company") to be held August 14, 1996, at 9:00 a.m. local time, or any adjournments thereof at the Gencor Corporate Offices, 5201 North Orange Blossom Trail, Orlando, Florida. This Proxy Statement and accompanying proxy are first being mailed to shareholders on or about July __, 1996.

                      SOLICITATION AND REVOCATION OF PROXY

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of the holders of the Company's Common Stock, par value $.10 per share, and Class B Stock, par value $.10 per share (hereinafter referred to as "Common Stock" and "Class B Stock," respectively) to be held August 14, 1996. The enclosed proxy may be revoked at any time before it is exercised by attending and voting in person at the meeting, by giving written notice of revocation to the Secretary of the Company prior to the taking of the vote for which such proxy has been given, or by delivery to the Secretary of the Company of a duly executed proxy bearing a later date. Notice and delivery shall occur upon actual receipt by the Secretary of the Company at its principal place of business. The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, by telephone, or by telegraph by the Directors, Officers, and employees of the Company, or by the Company's transfer agent. Also, the Company will make arrangements with banks, brokerage houses, and other nominees, fiduciaries, and custodians holding shares in their names or in those of their nominees to forward proxy materials to the beneficial owners of shares, and the Company will, upon request, reimburse such entities for their reasonable expenses in sending the proxy materials. All properly executed unrevoked proxies received in time for the meeting will be voted as specified. If no other indication is made, the proxies will be voted for the election of Directors shown as nominees and as recommended by the Board of Directors with regard to all other matters.

                               VOTING SECURITIES

          At the close of business on June 3, 1996, there were _________ shares of Common Stock and _______ shares of Class B Stock outstanding and entitled to vote at the Annual Meeting.

          The holders of such shares are entitled to one vote for each share of stock held by them on any matter to be presented at the Annual Meeting, including the election of Directors. The holders of Common Stock and Class B Stock will vote separately as a class on the election of Directors. Only shareholders of record at the close of business on July 1, 1996, are entitled to vote at the Annual Meeting and any adjournment thereof. Although the Company has not polled its Directors and Executive Officers, management expects that the Directors and Executive Officers will vote for the nominees and proposals as shown herein.

          The presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of each class of Common Stock and Class B Stock will constitute a quorum.

                           PROPOSALS TO SHAREHOLDERS

1.  ELECTION OF DIRECTORS

          The Company's Certificate of Incorporation provides that 75% (calculated to the nearest whole number, rounding a fractional number of five-tenths (.5) to the next highest whole number) of the members of the Board shall be elected by Class B shareholders, voting separately as a class. The Company anticipates that the Class B Directors will be elected.

          Pursuant to the Company's Bylaws, the Board of Directors has fixed the number of Directors at five. The Board of Directors has selected the following persons as nominees for election as Directors at the 1996 Annual Meeting of
Shareholders:

          To be elected by the Class B shareholders:

          E.J. Elliott
          Constantine L. Corpas
          John E. Elliott
          Peter Kourmolis

          The affirmative vote of shareholders holding a majority of the Company's issued and outstanding Class B Stock in attendance at the meeting, either in person or by proxy, is required to approve this proposal. Abstentions and broker non-votes will have no effect.

          To be elected by Common Stock shareholders:

          David A. Air

          The affirmative vote of shareholders holding a majority of the Company's issued and outstanding Common Stock in attendance at the meeting, either in person or by proxy, is required to approve this proposal. Abstentions and broker non-votes will have no effect.

          THE BOARD OF DIRECTORS RECOMMENDS  A VOTE FOR THE ABOVE NOMINEES.

          Each of the nominees for the Board of Directors is presently serving as a Director of the Company. Each Director elected at the Annual Meeting shall hold office until his respective successor has been elected and qualified, or until such individual's earlier resignation or removal.

          It is the intention of the persons named in the accompanying form of proxy to nominate and, unless otherwise directed, vote such proxies for the election of the nominees named above as Directors. The Board of Directors knows of no reason why any nominee for Director would be unable to serve as a Director. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate, or the Board of Directors may reduce the number of Directors to eliminate the vacancy.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

          The following table lists each Director and Executive Officer of the Company and each nominee by class of stock for election as Director. The table also includes the age, principal occupation and business experience for the past five years, positions and offices held with the Company, and period of service as a Director or Executive Officer.

                            PRINCIPAL OCCUPATION                             EXECUTIVE        DIRECTOR
NAME, AGE AND POSITIONS     AND BUSINESS EXPERIENCE                          OFFICER OF       OF COMPANY
HELD WITH THE COMPANY       DURING PAST FIVE YEARS                           COMPANY SINCE    SINCE


DIRECTORS TO BE ELECTED BY CLASS B STOCK SHAREHOLDERS:
E. J. Elliott, 66            Chairman of the Board and President              1968            1968
Chairman of the Board and    of the Company
 President; Director (1)
 (4)

Constantine L. Corpas, 65    Attorney, Corpas & Pahys                         ---            1968
Director (1)(2)(3)

John E. Elliott, 35          Executive Vice President of the Company since    1985           1985
Executive Vice President,     1989; Secretary since 1994.
 Secretary
Director (2)(4)

Peter Kourmolis, 79          Investor                                         ---            1968
Director (3)

DIRECTORS TO BE ELECTED BY COMMON STOCK SHAREHOLDERS:
David A. Air, 62             Business Consultant. Managing Director           ---            1993
Director (2)(3)              General Combustion, Ltd., 1984-1992



EXECUTIVE OFFICERS OTHER THAN DIRECTORS (5):
Alan Dawes, 52               Managing Director, General Combustion, Ltd.         1985          ---
                             since 1992; Technical Director
                             of General Combustion, Ltd., 1985 - 1992.

David F. Brashears, 49       Senior Vice President, Technology, since 1993;      1978          ---
                             Vice President of Engineering, 1978 - 1993.

D. William Garrett, 46       Vice President, Sales since 1991. Between 1985      1991          ---
                             and 1991, he served inseveral sales and marketing
                             positions with Company and its subsidiaries.

Marc G. Elliott, 30 (4)      Vice President, Marketing since 1993. He            1993          ---
                             previously served in various marketing positions
                             since he joined the Company in 1988.

Russell R. Lee III, 47       Treasurer of the Company since 1995. Corporate      1995          ---
                             Controller, 1990 - 1995.

(1)  Member of the Executive Committee.
(2)  Member of the Audit Committee.
(3)  Member of the Compensation Committee.
(4)  E.J. Elliott is the father of John E. Elliott and Marc G. Elliott.
(5) Each executive officer holds office until his successor has been elected and qualified, or until his earlier resignation or removal.

MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD

          During the twelve months ended September 30, 1995, the Board of Directors of the Company held three (3) meetings. All members of the Board attended both meetings. The Board of Directors of the Company has a standing Audit Committee which met once during fiscal 1995. The Compensation Committee also met once during fiscal 1995, to discuss executive performance. During fiscal 1995, stock options were granted to several Executive Officers/Directors as described in this proxy statement and three (3) Executive Officers received salary increases during fiscal 1995.

          The Compensation Committee endeavors to ensure that the compensation program for executive officers of the Company is effective in attracting and retaining key executives responsible for the success of the Company and in promoting its long-term interests and those of its stockholders. The committee, without applying any specific quantitative formulas, considers such factors as net income, earnings per share, duties and scope of responsibility, industry standards and comparable salaries for the geographic area, corporate growth, profits goals and market share increases. The functions of the Compensation Committee include establishment of compensation plans for Gencor's executive officers and administration of certain of Gencor's employee benefit and compensation programs.

          The members of these committees are indicated by footnotes to the table under "Directors and Executive Officers of the Company" above. The Company does not have a Nominating Committee.

          The Audit Committee's responsibilities include selecting the Company's auditors and reviewing the Company's audit plan, financial statements and internal accounting and audit procedures.

DIRECTORS FEES

          Directors fees are paid by the Company to non employee directors, at the rate of $1,000 per quarter and $750 per meeting attended. During the twelve months ended September 30, 1995, the Company paid Directors' fees in the aggregate amount of $18,750.

EXECUTIVE COMPENSATION

          The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended September 30, 1993 ,1994 and 1995 for
(i) the President of the Company and (ii) each of the other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                Long-Term
                                                        Annual                Compensation
                                                    Compensation:                Awards

                                                                     Underlying        All other
      Name and Principal Position           Year       Salary (1)      Options       Compensation (2)
- -----------------------------------        -----      ------------  -------------    ---------------
E. J. Elliott                                1995        $300,000   95,000 shares        $2,596
President and Chairman of the Board          1994         232,521        ---              2,192
                                             1993 (3)     179,811        ---              2,192
John E. Elliott                              1995        $120,000   50,000 shares            $0
Executive Vice President and Secretary       1994          60,000        ---                  0
                                             1993 (3)      45,500        ---                  0
D. William Garrett                           1995        $110,000        ---             $1,586
Vice President, Sales                        1994         110,000        ---              2,010
                                             1993 (3)      82,500        ---              2,010

(1) Does not include an amount for incidental personal use of business automobiles furnished by the Company to certain of its Named Executive Officers. The Company has determined that the aggregate incremental cost of such benefits to the Named Executive Officers does not exceed, as to any named individual, the lesser of $50,000 or 10% of the cash compensation reported for such person.
(2) The Compensation reported under All Other Compensation represents contributions to the Company's 401(K) Plan on behalf of the Named Executive Officers to match 1995 pretax executive contributions (included under salary) made by each executive officer to such plan.
(3) Nine months ended September 30, 1993.

OPTION GRANTS IN LAST FISCAL YEAR

          The following table shows all grants of options to the Named Executive Officers of the Company in 1995. The options were granted under the Company's 1992 Plan. Pursuant to Securities and Exchange Commission (the "SEC") rules, the table also shows the value of the options granted at the end of the option terms (ten years) if the stock price were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. The table also indicates that if the stock price does not appreciate, there will be no increase in the potential realizable value of the options granted.

                                                                             Potential Realizable Value at
                                                                             Assumed Annual Rates of Stock
                                                                                 Price Appreciation for
                     Individual Grants                                                 Option Term
                     ---------------------------------------------------  ---------------------------------------
                                        Percent
                     Number of          of Total  Options
                     Securities         Granted to          Exercise or
                     Underlying         Employees in        Base Price    Expiration
Name                 Options Granted)   Fiscal Year         ($/SH)        Date         0%   5%         10%
- -----------------    ---------------    -----------------  ------------   ----------  ---   --------   ----------

E. J. Elliott              95,000         47.5%               $9.50        12/16/99    0    $641,250   $1,672,000
John E. Elliott            50,000         25.0                 9.50        12/16/99    0     337,500      880,000

          If the price of the Gencor Common Stock appreciates, the value of Gencor Common Stock held by the shareholders will also increase. For example, the market value of Gencor Common Stock on December 18, 1995, was approximately $13.7 million, based upon the market price on that date. If the Gencor Common Stock increases by 5% per year, the market value on December 18, 2005 of the same number of shares would be approximately $23.5 million. If the price of Gencor's Common Stock increases by 10% per year, the market value on December 18, 2005 would be approximately $39.2 million.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUES

          The following table provides information as to options exercised by each of the Named Executive Officers of Gencor during 1995 and the value of options held by such officers at year end measured in terms of the closing price of Gencor Common Stock on September 30, 1995.

                                                  Number of Securities         Value of Unexercised
                                                  Underlying Unexercised       In-The-Money Options
                      Shares                      Options at FY-End            At FY-End ($)
                      Acquired on   Value         --------------------------   ----------------------------
Name                  Exercise (#)  Realized ($)  Exercisable  Unexercisable   Exercisable  Unexercisable
- --------------------  ------------  ------------  -----------  -------------   -----------  ---------------
E. J. Elliott            None            $0         95,000          0           $      0         $0
John E. Elliott          None             0         57,500          0             15,000          0
D. William Garrett       None             0         15,000          0            101,250          0

OPTIONS AND RIGHTS

   In May of 1992, the Company's Board of Directors adopted the Gencor Industries, Inc. 1992 Stock Option Plan (the "1992 Plan") which authorizes the granting of options to Directors, officers and key employees of the Company or any of its present or future subsidiaries. Up to 100,000 shares of the Company's Common Stock, 100,000 shares of the Company's Class B Stock and fifteen percent (15%) of the authorized Common Stock of any Company subsidiary are subject to the 1992 Plan.

   Under the 1992 Plan, non-qualified options may be granted at any price, and the price of an incentive stock option must be at least the fair market value of the shares on the date of grant and if the optionee holds at least 10% of the total voting power of the Company, then the price of the incentive stock option must be 110% of the fair market value on the date of grant. The 1992 Plan is administered by a committee consisting of three members of the Company's Board of Directors. The committee determines when and to whom options will be granted and the terms of each option. Under the 1992 Plan, "reload options" may be granted permitting an optionee who used the stock-for-stock exercise method to receive back from the Company or its subsidiary a new option for the same number of shares delivered to exercise the option. Stock appreciation rights are not permitted under the 1992 Plan. Options may be granted over the life of the 1992 Plan.

   In addition to options under the 1982 Incentive Stock Option Plan, Director John E. Elliott held nonqualified stock options exercisable for 7,500 shares of either Common Stock or Class B Stock at September 30, 1995. These options were exercised at the exercise price of $7.50 per share on November 15, 1995.

   Contemporaneously with the adoption of the 1992 Plan, the Board of Directors authorized a stock option bonus for E.J. Elliott which would grant Mr. Elliott fifteen percent (15%) of the outstanding shares of stock of Thermotech Systems Corporation, a subsidiary of the Company. The terms and conditions for the issuance of such shares have not been finalized, and no shares or options with regard to Thermotech Systems Corporation have been issued to Mr. Elliott.

   Options are granted based on the performance of the officers, directors and employees.

FIVE YEAR TOTAL RETURN COMPARISON

   The following graph compares the cumulative total return of the Company's stock with the Wilshire Small Capitalization Index and the Dow Jones Heavy Machinery Index for the period 12/31/90 through 9/30/95. The Company's fiscal year ended 9/30/95. These calculations assume the value of investment in Company stock, the Wilshire Index, and the Heavy Machinery Index was $100 on 12/31/90. These calculations assume reinvestment of dividends in the Wilshire Index and the Heavy Machinery Index. A ten percent (10%) stock dividend was declared on November 16, 1994, payable December 30, 1994, to shareholders of record, on November 16,1994. A five cent ($0.05) per share cash dividend was declared on December 1, 1995, payable January 5, 1996, to shareholders of record on December 18, 1995.

[GRAPH A APPEARS HERE]

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG GENCOR,
WILSHIRE SMALL CAP INDEX, AND DOW JONES HEAVY MACHINERY INDEX


                                      WILSHIRE SMALL  DOW JONES HEAVY
                          GENCOR         CAP INDEX        MACHINERY
                      --------------  --------------- ---------------

          12/31/90          100              100             100
          12/31/91          575              152             104
          12/31/92         1052              174             112
           9/30/93          815              199             171
           9/30/94         1177              197             181
           9/30/95         1000              227             215



CERTAIN TRANSACTIONS WITH MANAGEMENT

          The Company leases vehicles from Marcar Leasing Corporation ("Marcar"), a corporation engaged in general leasing to the public of machinery, as well as vehicles, owned by members of E.J. Elliott's immediate family, including John E. Elliott and Marc G. Elliott. The terms of the leases are established based on the rates charged by independent leasing organizations and are believed by the Board of Directors to be more favorable than those generally available from independent third parties. Leases between the Company and Marcar generally provide for equal monthly payments over either thirty-six months or forty-eight months. During fiscal 1995, the Company made lease payments to Marcar in the aggregate amount of $13,551.02.

          Constantine L. Corpas is a partner in the law firm of Corpas & Pahys which is retained by the Company to perform legal services. During fiscal 1995, the Company paid the firm legal fees in the amount of $24,541.21 for services rendered.

          OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information as of June 3, 1995, with respect to (i) each person known to management to be the beneficial owner of more than 5% of the Company's Common Stock or Class B Stock, (ii) each Director of the Company, and (iii) the current Directors and Executive Officers of the Company as a group. Except as otherwise noted, each named beneficial owner has sole voting and investment power over the shares shown.

                                    AMOUNT AND NATURE
                                  OF BENEFICIAL OWNERSHIP        PERCENT OF CLASS [1]
                                  -----------------------       ---------------------
NAME AND ADDRESS OF               COMMON         CLASS B        COMMON     CLASS B
BENEFICIAL OWNER                  STOCK           STOCK          STOCK      STOCK


E. J. ELLIOTT                       99,934 [1]   382,772 [2]      7.0%      88.2%
5201 N. Orange Blossom Trail
Orlando, FL 32810

CONSTANTINE L. CORPAS               16,500        27,500          1.2%       6.3%
5201 N. Orange Blossom Trail
Orlando, FL 32810

JOHN  E. ELLIOTT                    77,000        69,380 [3]      5.3%      14.1%
5201. Orange Blossom Trail
Orlando, FL 32810

PETER KOURMOLIS                     12,203            ---            *        ---
5201 N. Orange Blossom Trail
Orlando, FL 32810

DAVID A. AIR                         1,100            ---            *        ---
5201 N. Orange Blossom Trail
Orlando, FL 32810

HARVEY HOUTKIN                     348,773 [4]        ---          26.1%      ---
78 Lafayette Avenue, Suite 207
Suffern, NY 10901

KENNEDY CAPITAL                    128,918 [5]        ---           9.6%      ---
MANAGEMENT, INC.
425 New Ballas Road, Suite 181
St. Louis, MO 63141

All Directors & Executive          235,668 [6]    529,652 [7]      16.2%    97.8%
Officers as a Group [11 Persons]

* Percentage ownership is less than 1%

[1] Includes 921 shares of Common Stock held by members of Mr. Elliott's immediate family [other than John E. Elliott and Marc G. Elliott], as to which shares Mr. Elliott disclaims beneficial ownership. Also includes 95,000 shares of Common Stock subject to presently exercisable options.

[2] Includes 38.068 shares of Class B Stock held by members of Mr. Elliott's immediate family [other than John E. Elliott and Marc G. Elliott], as to which shares Mr. Elliott disclaims beneficial ownership.

[3] Includes 50,000 shares of Class B Stock subject to presently exercisable options.

[4] Based on a Schedule 13D dated November 16, 1995, filed by Harvey Houtkin with the Securities and Exchange Commission. Includes 125,512 shares individually owned by Mr. Houtkin and subject to sole voting and dispositive power. Also includes the following shares with Mr. Houtkin as control person subject to shared voting and dispositive power: 30,028 shares owned by Wanshef, Inc., which includes 22,351 shares held by All-Tech Investment Group, Inc., a 100% owned subsidiary of Wanshef, Inc. Wanshef Inc. is owned 50% by Mr. Houtkin and 50% by Mark Shefts. Includes 79,240 shares of Common Stock held by members of Mr. Houtkin's immediate family, as to which shares Mr. Houtkin disclaims beneficial ownership. Includes 38,140 shares owned by Mr. Shefts, Mr. Houtkin's brother-in-law, and 75,853 shares owned by Wanda Shefts, Mr. Shefts' wife and Mr. Houtkin's sister. Mr. Shefts disclaims beneficial ownership in the shares held by Mrs. Shefts.

[5]  Based on letter dated December 27, 1995, from Kennedy Capital Management,
     Inc.

[6] Includes 115,000 shares of Common Stock subject to presently exercisable options.

[7] Includes 107,500 shares of Class B Stock subject to presently exercisable options.

   Section 16(a) of the Exchange Act requires the Company's directors, officers and certain stockholders to file with the Commission an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of equity securities of the Company. Based solely on its review of such forms received by it, the Company is unaware of any instances of noncompliance, or late compliance, with such filings during the fiscal year ended September 30, 1995, by its officers, directors or stockholders, except as disclosed in the next sentence. Due to on oversight, the change in beneficial ownership of 5,000 shares of Common Stock sold by D. William Garrett reportable in February 1995, and the option to purchase 5,000 shares of Common Stock granted to David Brashears, reportable in December 1994 were not reported until November 1995.

2. PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK AND CLASS B STOCK

  The Company's Restated Certificate of Incorporation, as amended, (the "Certificate of Incorporation") provides that the total number of shares of all classes of stock which the Company shall have the authority to issue is 8,300,000 shares, consisting of 300,000 shares of Serial Preference Stock, par value $0.10 per share; 5,000,000 shares of Common Stock, par value $0.10 per share; and 3,000,000 shares of Class B Stock, par value $0.10 per share. The Company's Board of Directors has adopted a resolution recommending that the shareholders adopt an amendment to Article FOURTH of the Company's Certificate of Incorporation in order to increase the authorized number of shares of the Company's common stock from 5 million to 15 million and the authorized number of shares of the Company's Class B Stock from 3,000,000 to 6,000,000 (the "Amendment").

  If the Amendment is approved, Article FOURTH of the Certificate of Incorporation, which sets forth the Company's presently authorized capital stock, will be amended by deleting Article FOURTH, Section A in its entirety and substituting the following therefor:

  "FOURTH:  Capital Stock.
            -------------

  A.   Classes and Number of Shares.  The total number of shares of all classes
       ----------------------------
of stock which the corporation shall have authority to issue is Twenty-One Million Three Hundred Thousand (21,300,000) shares. The classes and the aggregate number of shares of capital stock of each Class which the corporation shall have authority to issue are as follows:

         1. Three Hundred Thousand (300,000) shares of which shall be preferred shares designated as Serial Preference Stock, par value $0.10 per share (hereinafter called "Preferred Stock");

         2. Fifteen Million (15,000,000) shares of which shall be designated as Common Stock, par value $0.10 per share (hereinafter called "Common Stock"); and

         3. Six Million (6,000,000) shares of which shall be designated as Class B Stock, par value $0.10 per share (hereinafter called "Class B Stock")."

  The Board of Directors believes that the authorized number of shares of stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors including, without limitation; acquiring other business in exchange for shares of the Company's stock; facilitating broader ownership of the Company's stock by effecting stock splits or issuing a stock dividend; flexibility for possible future financings; and attracting and retaining valuable employees and directors by the issuance of additional stock options or awards. The Company at present has no commitments, agreements or undertakings to issue any such additional shares. The Board of Directors considers the authorization of additional shares of stock advisable to ensure prompt availability of shares for issuance should the occasion arise. If required by law or regulation, the Company will seek shareholder approval prior to any issuance of shares.

  The Company intends to apply to the American Stock Exchange, on which the shares of the Company's stock are currently listed, for the listing thereon of additional shares to be issued and reserved for future issuance as a result of the Amendment. Shares of the Company's stock, including the additional shares proposed for authorization, do not have preemptive or similar rights. The issuance of additional shares of stock could have the effect of diluting existing shareholder earnings per share, book value per share and voting. Adoption of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting and the affirmative vote of the holders of a majority of the outstanding shares of Class B Stock entitled to vote at the Annual Meeting. Shares not voted (whether by abstention, broker non-votes or otherwise) have the effect of a vote against the proposal.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO INCREASE AUTHORIZED STOCK.


3.  SELECTION OF AUDITORS

  On September 29, 1993, the Company dismissed Price Waterhouse LLP as its independent accountants. The reports of Price Waterhouse LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion. However, the 1992 report included a material uncertainty explanatory paragraph related to a material judgment against the Company in a patent infringement lawsuit. The report of Price Waterhouse LLP on the financial statements for the year ended December 31, 1991, also included a material uncertainty explanatory paragraph related to a material judgment and other litigation matters and an explanatory paragraph describing a change in accounting principle for revenue recognition from completed contract to percentage of completion for certain contracts. The Company's Audit Committee and Board of Directors participated in and approved the decision to change independent accountants. In connection with its audits for the two most recent fiscal years and through September 29, 1993, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in their report on the financial statement for such years.

  The Company engaged Deloitte & Touche LLP as its new independent accountants as of September 29, 1993. Representatives of Deloitte & Touche LLP are expected to be present at the meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

  While ratification by shareholders of this appointment is not required by law or the Company's Certificate of Incorporation or Bylaws, management of the Company believes that such ratification is desirable. In the event this appointment is not ratified by an affirmative vote of shareholders holding a majority of the Company's issued and outstanding Class B Stock and Common Stock, together, in attendance at the meeting, either in person or by proxy, the Board of Directors of the Company will consider that fact when it appoints independent public accountants for the next fiscal year.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF ITS SELECTION OF DELOITTE & TOUCHE LLP AT THE 1996 ANNUAL MEETING.

4.  OTHER BUSINESS

  The Board of Directors knows of no business which will be presented for action at the Annual Meeting other than as set forth in this Proxy Statement, but if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

  Any proposal of a shareholder intended to be presented at the Company's 1997 Annual Meeting of Shareholders must be received by the President of the Company for possible inclusion in the Company's Proxy Statement, and notice of meeting relating to that meeting by October 18, 1996. Shareholder proposals must be made in compliance with applicable legal requirements promulgated by the Securities and Exchange Commission and be furnished to the President by certified mail, return receipt requested.

  YOU ARE URGED TO SIGN AND RETURN YOUR PROXY PROMPTLY TO MAKE CERTAIN YOUR SHARES WILL BE VOTED AT THE 1996 ANNUAL MEETING. FOR YOUR CONVENIENCE, A RETURN ENVELOPE IS ENCLOSED.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ John E. Elliott
                                    -------------------------------
                                    John E. Elliott
                                    Secretary

Orlando, Florida
July __, 1996

- --------------------------------------------------------------------------------
                            COMMON SHAREHOLDER PROXY

                            GENCOR INDUSTRIES, INC.


 THIS COMMON SHAREHOLDER PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS AUGUST 14, 1996



     The undersigned hereby appoints E.J. Elliott, Russell R. Lee III, or any of them, as proxies, each with the power to appoint his or her substitute, to represent, and vote all shares of Common Stock of and on behalf of the undersigned as designated on the reverse side at the Annual Meeting of Shareholders of Gencor Industries, Inc., to be held August 14, 1996, and any adjournments thereof, with all powers the undersigned would possess if personally present and voting at such meeting.

- ----------------------------------------------------------------------------------------------------------------------------------
YOUR BOARD OF DIRECTORS RECOMMENDS A VOTYOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.    Please mark   [X]
                                                                                                                 your votes as
                                                                                                                 indicated in
                                                                                                                 this example



1. ELECTION OF DIRECTORS  David A. Air

      FOR nominee            WITHHOLD          (INSTRUCTION: To withhold authority to vote for any individual
    listed at right         AUTHORITY          nominee, write that nominee's name in the space provided below).
   (except as marked)      to vote for
to the contrary at right)                      --------------------------------------------------------------
         [ ]                  [ ]



2. PROPOSAL TO INCREASE AUTHORIZED STOCK                           3. PROPOSAL TO RATIFY THE SELECTION
                                                                      OF DELOITTE & TOUCHE LLP AS AUDITORS

     FOR    AGAINST    ABSTAIN                                        FOR    AGAINST    ABSTAIN
     [ ]     [ ]         [ ]                                          [ ]      [ ]       [ ]


4. OTHER BUSINESS: The proxies are authorized to vote in                This Proxy, when properly executed, will
   their discretion on such other business as may properly         be voted in the manner directed herein by the
   come before the meeting.                                        Undersigned shareholder. If no direction is
                                                                   indicated, the Proxy will be vote FOR Proposals 1,
                                                                   2 and 3.

                                                                        PLEASE MARK ON THIS SIDE; THEN
                                                                   SIGN, DATE AND RETURN THIS PROXY CARD
                                                                   PROMPTLY IN THE ENCLOSED ENVELOPE.
                                                                        PLEASE SIGN EXACTLY AS NAME(S)
                                                                   APPEAR(S) HEREON. If shares are held in the
                                                                   name of two or more persons, all must sign. When
                                                                   signing as Attorney, Executor, Administrator,
                                                                   Personal Representative, Trustee, or Guardian,
                                                                   give full title as such. If signer is a corporation,
                                                                   sign full corporate name by duly authorized officer.

                                                      +  +  +
                                                            +           THIS PROXY IS SOLICITED
                                                            +      ON BEHALF OF THE BOARD OF DIRECTORS



                                                                   Date: ____________________________, 1996

                                                                   ______________________________________
                                                                   Signature

                                                                   ______________________________________
                                                                   Signature if held jointly

- --------------------------------------------------------------------------------
                       CLASS B COMMON SHAREHOLDER PROXY

                            GENCOR INDUSTRIES, INC.


 THIS CLASS B COMMON SHAREHOLDER PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
      DIRECTORS PROXY FOR ANNUAL MEETING OF SHAREHOLDERS AUGUST 14, 1996



     The undersigned hereby appoints E.J. Elliott, Russell R. Lee III, or any of them, as proxies, each with the power to appoint his or her substitute, to represent, and vote all shares of Class B Common Stock of and on behalf of the undersigned as designated on the reverse side at the Annual Meeting of Shareholders of Gencor Industries, Inc., to be held August 14, 1996, and any adjournments thereof, with all powers the undersigned would possess if personally present and voting at such meeting.


- --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

- ----------------------------------------------------------------------------------------------------------------------------------
YOUR BOARD OF DIRECTORS RECOMMENDS A VOTYOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.    Please mark   [X]
                                                                                                                 your votes as
                                                                                                                 indicated in
                                                                                                                 this example



1. ELECTION OF DIRECTORS  E.J. Elliott, John E. Elliott, Constantine L. Corpas,
                          Peter Koumolis

      FOR nominee            WITHHOLD          (INSTRUCTION: To withhold authority to vote for any individual
    listed at right         AUTHORITY          nominee, write that nominee's name in the space provided below).
   (except as marked)      to vote for
to the contrary at right)                      --------------------------------------------------------------
         [ ]                  [ ]



2. PROPOSAL TO INCREASE AUTHORIZED STOCK                           3. PROPOSAL TO RATIFY THE SELECTION
                                                                      OF DELOITTE & TOUCHE LLP AS AUDITORS

     FOR    AGAINST    ABSTAIN                                        FOR    AGAINST    ABSTAIN
     [ ]     [ ]         [ ]                                          [ ]      [ ]       [ ]


4. OTHER BUSINESS: The proxies are authorized to vote in                This Proxy, when properly executed, will
   their discretion on such other business as may properly         be voted in the manner directed herein by the
   come before the meeting.                                        Undersigned shareholder. If no direction is
                                                                   indicated, the Proxy will be vote FOR Proposals 1,
                                                                   2 and 3.

                                                                        PLEASE MARK ON THIS SIDE; THEN
                                                                   SIGN, DATE AND RETURN THIS PROXY CARD
                                                                   PROMPTLY IN THE ENCLOSED ENVELOPE.
                                                                        PLEASE SIGN EXACTLY AS NAME(S)
                                                                   APPEAR(S) HEREON. If shares are held in the
                                                                   name of two or more persons, all must sign. When
                                                                   signing as Attorney, Executor, Administrator,
                                                                   Personal Representative, Trustee, or Guardian,
                                                                   give full title as such. If signer is a corporation,
                                                                   sign full corporate name by duly authorized officer.

                                                      +  +  +
                                                            +           THIS PROXY IS SOLICITED
                                                            +      ON BEHALF OF THE BOARD OF DIRECTORS



                                                                   Date: ____________________________, 1996

                                                                   ______________________________________
                                                                   Signature

                                                                   ______________________________________
                                                                   Signature if held jointly